Exhibit 10.18

AMENDMENT TO CHANGE OF CONTROL AGREEMENT

THIS AMENDMENT TO CHANGE OF CONTROL AGREEMENT (“Amendment”) is made and entered into as of the 2nd day of May, 2008, by and between ARI NETWORK SERVICES, INC., a Wisconsin corporation (the “Company”), and ROY W. OLIVIER (“Employee”).

W I T N E S S E T H:

WHEREAS, the parties hereto have previously executed and agreed to the terms of that certain Change of Control Agreement dated as of September 13, 2006, between the parties hereto (the “Change of Control Agreement”); and

WHEREAS, the parties hereto desire to amend the Change of Control Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.         First Recital.  The parties mutually agree that the first recital of the Change of Control Agreement is hereby amended and restated as follows:

“WHEREAS, the Employee has been employed by the Company since September 12, 2006, and currently serves as its President and Chief Executive Officer; and”

2.         Second Recital.  The parties mutually agree that the second recital of the Change of Control Agreement is hereby amended and restated as follows:

“WHEREAS, the Board of Directors of the Company has determined that it wishes to assure the continued availability of the Employee as President and Chief Executive Officer of the Company by entering into this Change of Control Agreement (the “Agreement”); and”

3.         Definition of Good Reason.  The parties mutually agree that Subsection 1(e)(i) of the Change of Control Agreement is hereby amended and restated as follows:

“(i)  a material diminution of or interference with the Employee’s duties and responsibilities as President and Chief Executive Officer of the Company, including, but not limited to, a material demotion of the Employee, a material reduction in the number or seniority of other Company personnel reporting to the Employee, or a material reduction in the frequency with which, or in the nature of the matters with respect to which, such personnel are to report to the Employee;”

4.         No Other Changes.  Except as specifically amended herein, the Change of Control Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day, month and year first above written.

ARI NETWORK SERVICES, INC.

By:	/s/ Brian E. Dearing
Brian E. Dearing, Chief Executive Officer and Chairman of the Board

EMPLOYEE:

/s/ Roy W. Olivier
Roy W. Olivier